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                                                                    Exhibit 10.7

                               ESCROW AGREEMENT
                               ----------------

     THIS ESCROW AGREEMENT ("Agreement") is made and entered into this __ day of __________, 1996, by and among PJ AMERICA, INC., a Delaware corporation ("PJ"),
________________, an Alabama corporation ("Newco"), and the individuals, custodianships, trusts and other persons or entities identified on the signature page to this Agreement, formerly the Shareholders of Extra Cheese, Inc., an Alabama corporation ("EC"), Twice The Cheese, Inc., an Alabama corporation ("TC"), Textra Cheese Corp., a Texas corporation ("Textra"), PJV, Inc., a Virginia corporation ("PJV"), and PJVA, Inc., a Virginia corporation ("PJVA"), (sometimes hereinafter collectively referred to as the "Shareholders," and individually referred to as the "EC Shareholders" "TC Shareholders," "Textra Shareholders," "PJV Shareholders" or "PJVA Shareholders").

RECITALS:

     A. On the date hereof, TC, Textra, PJV and PJVA were merged into Newco, substantially all of the assets of EC were contributed to Newco, and the liabilities of EC assumed by Newco and, immediately thereafter, EC merged into PJ (the "Delaware Merger"), pursuant to the terms of a binding letter agreement dated July 10, 1996 and the Plan of Merger dated as of July 10, 1996 (collectively, the "Merger Agreement").

     B. Each of the Operating Companies and their respective Shareholders, and each of the Shareholders, personally, have agreed to provide certain limited indemnities (the "Indemnities") to PJ and Newco, pursuant to the terms of
Section 4 of the Indemnification Agreement dated as of July 10, 1996 (the "Indemnification Agreement").

     C. Under the terms of the Merger Agreement and the Indemnification Agreement, each of the Shareholders agreed to pledge ten percent of the shares of PJ's common stock, $0.01 par value per share ("PJ Stock"), which such Shareholder received as a result of the Delaware Merger, together with $100,000 in the aggregate among all Shareholders, each as further segregated into various escrow accounts described below, and to deposit the pledged PJ Stock and the cash in such escrow accounts under the terms of this Agreement to secure the performance of the Indemnities that are particular to the Shareholders of each of EC, TC, Textra, PJV and PJVA, respectively.

     D. The Shareholders have agreed to segregate the cash and the shares of PJ Stock pledged hereunder into separate and distinct accounts (five in total) (collectively, the "Escrow Accounts," and individually an "Escrow Account"), each of which are to be used solely to secure the performance of the Indemnities that are particular to the Shareholders of an Operating Company for which such Indemnities have been given by such Shareholders under the Indemnification Agreement, by allocating the pledged shares and cash among the Escrow Accounts in the manner set forth opposite the Shareholder's name on Exhibit A attached hereto.

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     E.  The Escrow Agent has agreed to hold the shares of PJ Stock so pledged, to hold and invest the cash deposited with the Escrow Agent, and to disburse the shares and the cash deposited in the Escrow Accounts, pursuant to the terms of this Agreement.


AGREEMENT:


     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained the parties hereto agree as follows:

     1. Definitions. All capitalized terms, to the extent not otherwise defined herein, shall have the same meaning herein as in the Merger Agreement and the Indemnification Agreement. Notwithstanding the foregoing, the terms set forth below shall have the meanings set forth below:

     1.1 Valuation Price. The term "Valuation Price" shall mean the price which equals the per share initial public offering price as set forth in the Registration Statement of PJ filed in connection with the IPO.

     1.2 Proportionate Share. For purposes of this Agreement, "Proportionate Share" shall mean the proportion which the number of Escrowed Shares deposited by the Shareholder in a particular Escrow Account on the date hereof bears to the total number of Escrowed Shares deposited by all Shareholders in the particular Escrow Account on the date hereof.

     1.3 Shareholders' Representative. For purposes hereof, the "Shareholders' Representative" of the Shareholders of EC, TC and Textra, respectively, shall be Michael M. Fleishman, until notice shall be delivered to the Escrow Agent by either Michael M. Fleishman or the EC, TC or Textra Shareholders, as applicable, of the designation of a successor to Michael M. Fleishman (with evidence satisfactory to Escrow Agent to verify such successor's appointment). For purposes hereof, the "Shareholders' Representative" of the Shareholders of PJV and PJVA, respectively, shall be Martin T. Hart, until notice shall be delivered to the Escrow Agent by either Martin T. Hart or the PJV or PJVA Shareholders, as applicable, of the designation of a successor to Martin T. Hart (with evidence satisfactory to Escrow Agent to verify such successor's appointment).

     2.  Pledge; Deposits in Escrow.
         --------------------------

     2.1 Pledge. As security to PJ and Newco for the obligations of the EC Shareholders, TC Shareholders, Textra Shareholders, PJV Shareholders and PJVA Shareholders, respectively, to perform the Indemnities that are particular to the EC Shareholders, TC Shareholders, Textra Shareholders, PJV Shareholders and PJVA Shareholders, respectively, under the Indemnification Agreement (sometimes hereinafter referred to as the "EC Indemnities," "TC Indemnities," "Textra Indemnities," "PJV Indemnities" and "PJVA Indemnities," respectively), each of the EC Shareholders, TC Shareholders, Textra Share-

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holders, PJV Shareholders and PJVA Shareholders, respectively, hereby pledges to
PJ and Newco, and give PJ and Newco a security interest in, subject in each case to the Shareholder's Proportionate Share of the EC Indemnities, the TC Indemnities, the Textra Indemnities, the PJV Indemnities or the PJVA
Indemnities, as the case may be, the shares of PJ Stock set forth on Exhibit A attached hereto opposite the name of the EC Shareholder (the "EC Escrowed Shares"), the TC Shareholder (the "TC Escrowed Shares"), the Textra Shareholder (the "Textra Escrowed Shares"), the PJV Shareholder (the "PJV Escrowed Shares") or the PJVA Shareholder (the "PJVA Escrowed Shares"), respectively (sometimes hereinafter collectively referred to as the "Escrowed Shares"), together with all rights of the Shareholder with respect to such Escrowed Shares pursuant to this Agreement.

     2.2  Deposits in Escrow.   On the date hereof, as further security for the
obligation of each of the EC Shareholders, TC Shareholders, Textra Shareholders, PJV Shareholders and PJVA Shareholders, respectively, for the EC Indemnities, TC Indemnities, Textra Indemnities, PJV Indemnities and PJVA Indemnities, respectively, each of the Shareholders have deposited with the Escrow Agent a bank wire transfer of immediately available funds, or a certified check, to be used to satisfy claims for such respective Indemnities in accordance with the terms of this Agreement, in an amount set forth opposite each of the Shareholders' names, respectively, on Exhibit A attached hereto (sometimes hereinafter referred to individually as the "EC Cash Fund," "TC Cash Fund," "Textra Cash Fund," "PJV Cash Fund" and "PJVA Cash Fund," respectively, or in the generic as the "Escrowed Cash Fund"). On the date hereof, the Shareholders have deposited with the Escrow Agent Escrowed Shares as follows:

          a. Each of the EC Shareholders have deposited certificates evidencing the EC Escrowed Shares registered in such Shareholder's name on PJ's stock transfer records, together with stock powers with respect to the EC Escrowed Shares duly endorsed in blank, to be held by the Escrow Agent subject to the terms and conditions of this Agreement. The EC Escrowed Shares and the EC Cash Fund are sometimes hereinafter collectively referred to as the "EC Escrow Account." The Escrow Agent hereby acknowledges that it received on the date hereof a wire transfer or certified check in the amount of the EC Cash Fund and the certificates for the EC Escrowed Shares, together with the stock powers duly endorsed in blank.

          b. Each of the TC Shareholders have deposited certificates evidencing the TC Escrowed Shares registered in such Shareholder's name on PJ's stock transfer records, together with stock powers with respect to the TC Escrowed Shares duly endorsed in blank, to be held by the Escrow Agent subject to the terms and conditions of this Agreement. The TC Escrowed Shares and the TC Cash Fund are sometimes hereinafter collectively referred to as the "TC Escrow Account." The Escrow Agent hereby acknowledges that it received on the date hereof a wire transfer or certified check in the amount of the TC Cash Fund and the certificates for the TC Escrowed Shares, together with the stock powers duly endorsed in blank.

          c. Each of the Textra Shareholders have deposited certificates evidencing the Textra Escrowed Shares registered in such Shareholder's name on PJ's stock

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transfer records, together with stock powers with respect to the Textra Escrowed
Shares duly endorsed in blank, to be held by the Escrow Agent subject to the terms and conditions of this Agreement. The Textra Escrowed Shares and the Textra Cash Fund are sometimes hereinafter collectively referred to as the "Textra Escrow Account." The Escrow Agent hereby acknowledges that it received on the date hereof a wire transfer or certified check in the amount of the Textra Cash Fund and the certificates for the Textra Escrowed Shares, together with the stock powers duly endorsed in blank.

          d. Each of the PJV Shareholders have deposited certificates evidencing the PJV Escrowed Shares registered in such Shareholder's name on PJ's stock transfer records, together with stock powers with respect to the PJV Escrowed Shares duly endorsed in blank, to be held by the Escrow Agent subject to the terms and conditions of this Agreement. The PJV Escrowed Shares and the PJV Cash Fund are sometimes hereinafter collectively referred to as the "PJV Escrow Account." The Escrow Agent hereby acknowledges that it received on the date hereof a wire transfer or certified check in the amount of the PJV Cash Fund and the certificates for the PJV Escrowed Shares, together with the stock powers duly endorsed in blank.

          e. Each of the PJVA Shareholders have deposited certificates evidencing the PJVA Escrowed Shares registered in such Shareholder's name on PJ's stock transfer records, together with stock powers with respect to the PJVA Escrowed Shares duly endorsed in blank, to be held by the Escrow Agent subject to the terms and conditions of this Agreement. The PJVA Escrowed Shares and the PJVA Cash Fund are sometimes hereinafter collectively referred to as the "PJVA Escrow Account." The Escrow Agent hereby acknowledges that it received on the date hereof a wire transfer or certified check in the amount of the PJVA Cash Fund and the certificates for the PJVA Escrowed Shares, together with the stock powers duly endorsed in blank.

     2.3 Purpose of Escrow. The parties agree that the Escrowed Shares have been deposited hereunder solely for the purpose of providing a fund of property to secure the full and complete performance of the Indemnities by the Shareholders in accordance with the terms of the Indemnification Agreement. More specifically, the parties hereby agree as follows:

          a. The EC Indemnification Account shall be used solely to secure performance of the EC Indemnities (including, without limitation, any Section 1 Indemnity of an EC Shareholder made in his capacity as an EC Shareholder).

          b. The TC Indemnification Account shall be used solely to secure performance of the TC Indemnities (including, without limitation, any Section 1 Indemnity of a TC Shareholder made in his capacity as a TC Shareholder).

          c. The Textra Indemnification Account shall be used solely to secure performance of the Textra Indemnities (including, without limitation, any Section 1 Indemnity of a Textra Shareholder made in his capacity as a Textra Shareholder).

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          d.  The PJV Indemnification Account shall be used solely to secure performance of the PJV Indemnities (including, without limitation, any Section 1 Indemnity of an PJV Shareholder made in his capacity as a PJV Shareholder).

          e. The PJVA Indemnification Account shall be used solely to secure performance of the PJVA Indemnities (including, without limitation, any Section 1 Indemnity of a PJVA Shareholder made in his capacity as a PJVA Shareholder).

The Escrow Agent hereby agrees that it will hold the Escrowed Shares and the Escrowed Cash Funds in each of the Escrow Accounts for the purposes set forth in this Agreement. Escrow Agent further agrees that it will have no authority to, and will not, sell, assign or otherwise transfer, dispose of, or encumber the Escrowed Shares, or any part thereof, except as provided in this Agreement. Escrow Agent will invest and hold the Escrowed Cash Funds in accordance with this Agreement and will not transfer, dispose of, or encumber the Escrowed Cash Funds, or any part thereof, except as provided in this Agreement.

     3. INVESTMENT OF ESCROWED FUNDS. Escrow Agent shall invest and reinvest the Escrowed Cash Fund and any other cash proceeds which may from time to time be held by Escrow Agent in the respective Escrow Accounts as the Shareholders' Representatives of the EC Shareholders, TC Shareholders, Textra Shareholders, PJV Shareholders and PJVA Shareholders, respectively, shall direct in writing. If Escrow Agent has not received written instructions from the Shareholders' Representatives at any time that an investment decision must be made, Escrow Agent shall invest such Escrowed Cash Fund or cash proceeds, or portion thereof as to which no written instructions have been received, in savings accounts or similar money market accounts. Each of the foregoing investments shall be made in the name of Escrow Agent in its stated capacity as escrow agent. Notwithstanding anything herein to the contrary, Escrow Agent may, without notice to the Shareholders' Representatives, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and Escrow Agent shall not be liable or responsible for any loss, costs or penalty from any such sale or liquidation, or associated with any such investment decisions.

     4.   DISPOSITION OF ESCROWED SHARES.

          4.1 CLAIMS PROCEDURE. PJ or Newco may, at any time or from time to time, assert a claim ("Claim") against a particular Escrow Account established hereunder, with respect to any matter which it believes is subject to the Indemnities secured thereby, by giving notice ("Claim Notice") thereof to the applicable Shareholders' Representative of those Shareholders whose Escrowed Shares and Escrowed Cash Funds are deposited therein, with a copy to the Escrow Agent; provided, that if the Claim relates to a Section 1 Indemnity of a particular Shareholder, the Claim Notice Shall be given solely to the Escrow Agent and the Shareholder from whom the Section 1 Indemnity is being sought (the "Section 1 Indemnitor"). The Claim Notice shall be given by PJ or Newco promptly, but in no event later than 10 days before a responsive pleading is required to be filed in a third party action or otherwise no later than 30 days, after (a) it has any knowledge of any Claim under the Indemnities or (b) the commencement of any legal proceedings against PJ or Newco, whichever occurs first. The Claim Notice shall state the basis for the Claim, whether the Claim relates to a General Indemnified Liability, an Associated Liability, or an Additional Indemnified Liability (and in the later event, whether the Claim is related to a Section 1 Indemnity or not), and the dollar amount thereof, and shall be accompanied by any documents or information relevant thereto. In addition, the Claim Notice shall state the number of Escrowed Shares which are equal in value, valued at the Valuation Price, to the amount of the Claim.

          4.2  SHAREHOLDER RESPONSE. If the Shareholders' Representative (or a
Section 1 Indemnitor) receives a Claim Notice, the Shareholders' Representative (or the Section 1 Indemnitor) may respond to such Claim Notice, with a copy to the Escrow Agent, within 45 days (or such shorter period of time as is reasonable when PJ or Newco must respond to a pleading filed by a third party or to a Third Party Claim) after receipt of a Claim Notice (hereinafter referred to as the "Response Period") within which to instruct the Escrow Agent to pay the amount of the Claim or to otherwise dispute the Claim. If the Shareholders' Representative (or the Section 1 Indemnitor) instructs the Escrow Agent to pay the Claim, the Shareholders' Representative (or the Section 1 Indemnitor) may further instruct the Escrow Agent (a) to pay the amount thereof from the proceeds of the Escrowed Cash Fund, or the proceeds from the sale of securities purchased with the Escrowed Cash Fund (net of any reasonable commissions and expenses associated with the sale thereof), (b) to sell the Escrowed Shares and apply the proceeds thereof (net of any reasonable commissions and expenses associated with the sale thereof) to payment of the Claim, or (c) to transfer and deliver to PJ or Newco, as the case may be, the Escrowed Shares specified in the Claim Notice (not to exceed the number of shares as shall then remain in escrow), or any combination thereof. If the Shareholders' Representative (or
Section 1 Indemnitor) does not so respond to the Claim Notice or dispute the Claim Notice within the Response Period, then the Escrow Agent, within five business days after the end of the Response Period, shall deliver to PJ or Newco, as the case may be, first, the net proceeds from the Escrowed Cash Fund as shall then remain in the Escrow Account and, only after the balance of the Escrowed Cash Fund shall be zero, that number of Escrowed Shares, valued at the Valuation Price, as shall equal the difference.

          4.3  DISPUTE NOTICE; DISPOSITION UPON RECEIPT OF A DISPUTE NOTICE.

               a. At any time within the Response Period, the Shareholders' Representative (or the Section 1 Indemnitor) may notify PJ or Newco, as the case may be, with a copy to the Escrow Agent, that the Claim referred to in the Claim Notice is disputed by the Shareholders' Representative (or the Section 1 Indemnitor), or that pursuant to the terms of the Indemnification Agreement that the Shareholders' Representative (or the Section 1 Indemnitor) is defending the basis for the Claim (any such notice is hereinafter referred to as a "Dispute Notice").

               b. Upon the receipt of a Dispute Notice, the Escrow Agent (i) shall distribute to PJ or Newco (as the case may be ) that portion, if any, of the Claim which is not disputed by the Shareholders' Representative (or Section 1 Indemnitor) in that combination of cash proceeds or Escrowed Shares as the Shareholders' Representative (or Section 1

Indemnitor) may specify in the Dispute Notice, or absent such notice the cash proceeds and Escrowed Shares in the same order of priority as is specified in
Section 4.2, (with all Escrowed Shares so delivered to PJ or Newco to be valued at the Valuation Price), and (ii) shall designate as subject to the Claim those Escrowed Cash Funds (or securities purchased therewith) and that number of Escrowed Shares, based upon the Valuation Price, in the order of priority specified in Section 4.2 or in any other combination as the Shareholders' Representative (or the Section 1 Indemnitor) may otherwise specify in the Dispute Notice, equal to that portion of the Claim which is disputed by the Shareholder (the proceeds and securities so set aside being sometimes hereinafter referred to as the "Designated Escrowed Assets"). The Escrow Agent shall not dispose of any portion of the Designated Escrowed Assets as shall be subject to a Claim pursuant to any provision of this Section 4.3.b. until the occurrence of one of the following events:

               i. The Escrow Agent shall have been directed to distribute such Designated Escrowed Assets in accordance with the joint instructions of PJ or Newco and the Shareholders' Representative (or the Section 1 Indemnitor); or

               ii. The Escrow Agent shall have been requested to distribute such Designated Escrowed Assets subject to Claim to PJ or Newco in accordance with the instructions of the Shareholders' Representative (or Section 1 Indemnitor); or

               iii. The Escrow Agent shall have received a certified copy of a final decision of an arbitrator or a court of competent jurisdiction with respect to the Claim or Claims set forth in the Claim Notice with respect to which a Dispute Notice has been received, in which case the Escrow Agent shall dispose of such Designated Escrowed Assets subject to Claim (or such additional Escrowed Cash Funds or Escrowed Shares as shall be included in such decision) in accordance with such final decision. For this purpose, a final decision shall mean the final decision from an arbitrator or from any court of competent jurisdiction from which no appeal may be taken, whether because of lapsed time or otherwise.

          4.4 FRACTIONAL SHARES. Should any fractional share result in computing the Escrowed Shares subject to the Claim, the number of Escrowed Shares subject to Claim shall be rounded upward or downward to the nearest whole number.

          4.5 DESIGNATION OF SHAREHOLDERS' FUNDS OR SHARES TO CLAIMS. With respect to any transfer or designation of Escrowed Cash Funds or Escrowed Shares to PJ or Newco in respect of a Claim pursuant to Section 4, the Escrow Agent shall determine the amount of Escrowed Cash Funds or Escrowed Shares (or net proceeds therefrom) of each Shareholder (whose Funds or Shares are included within that particular Escrow Account) to be included in such transfer or designation as follows:

               a. For Indemnities which are General Indemnified Liabilities, Associated Liabilities, or Additional Indemnified Liabilities (exclusive of a
Section 1 Indemnity), the Escrowed Cash Funds or Escrowed Shares (or net proceeds therefrom, as applicable) of each Shareholder so transferred or designated shall equal such Shareholder's Proportionate Share thereof; and

          b. For Indemnities which are Section 1 Indemnities, the Escrowed Cash Funds or Escrowed Shares (or net proceeds therefrom, as applicable) of each
Section 1 Indemnitor so transferred or designated shall be solely those of such
Section 1 Indemnitor, and not those of any other Shareholders, it being expressly agreed that the Section 1 Indemnitor's Proportionate Share thereof shall be 100%.

Nothing in this Agreement shall impose any liability or obligation on a Shareholder for any Claim to the extent of that portion of the Claim which is in excess of the sums held in the Escrow Account established to secure such Claim.

          4.6 DISPOSITION OF BALANCE. On __________ __, 1998, with respect to each of the Escrow Accounts established pursuant to this Agreement, Escrow Agent shall deliver to each Shareholder depositing Escrowed Cash Funds and Escrowed Shares therein, or to such Shareholder's personal representative, all of the Escrowed Cash Funds or Escrowed Shares remaining in such Escrow Account and distributable to such Shareholder; provided, however, that if a Dispute Notice has been given with respect to a Claim involving such Escrow Account, and the Claim has not been resolved prior to that date, then the Designated Escrowed Assets of such Escrow Fund subject to the Claim shall continue to be held by the Escrow Agent and shall not be delivered by the Escrow Agent until one of the events set forth in Section 4.3.b. hereof has occurred. With respect to any transfer or disposition of the balance of the Escrowed Cash Funds or Escrowed Shares to each of the Shareholders pursuant to this Section 4.6, the Escrow Agent shall determine the amount of Escrowed Cash Funds or Escrowed Shares (valued at their Valuation Price) pledged and deposited into the Escrow Account by each of the Shareholders at the commencement of the Escrow Account, and shall subtract therefrom each such Shareholder's Proportionate Share of any Claims and each such Shareholder's Section 1 Indemnities previously paid to PJ or Newco pursuant to this Agreement (the "Interim Disposition Balance"). After making such determination of each Shareholder's Interim Disposition Balance, the Escrow Agent shall determine each Shareholder's "Percentage Share" (defined below) of the Escrowed Shares and Escrowed Cash Funds remaining in the Escrow Account (or net proceeds therefrom, as applicable), which are not otherwise Designated Escrow Assets, and shall transfer and dispose of such Escrowed Shares and Escrowed Cash Fund (including all net proceeds therefrom, as applicable) to each Shareholder in accordance with their Percentage Share. For purposes hereof, "Percentage Share" shall mean the percentage which the Interim Disposition Balance of a Shareholder is to the total Interim Disposition Balances of all the Shareholders on the date of the Escrow Agent's determination.

          4.7 TERMINATION OF ESCROW ACCOUNTS; TERMINATION OF AGREEMENT. Upon the delivery by the Escrow Agent of all of the Escrowed Cash Funds and Escrowed Shares (and any proceeds therefrom) to either the Shareholders to whom such particular account relates or PJ or Newco, that particular Escrow Account and the escrow created hereby with respect to the obligations secured thereby, shall terminate. Upon the final termination of each of the Escrow Accounts pursuant to this Section 4.7, this Agreement shall terminate.

     5. Dividends and Voting Rights with Respect to Escrowed Shares. So long as any Escrowed Shares are held by the Escrow Agent hereunder:

          a. Each of the Shareholders shall be entitled to exercise any and all voting and consequential rights and powers accruing to an owner of the Escrowed Shares or any part thereof for any purposes not inconsistent with the terms of this Agreement; provided, however, that each of the Shareholders shall give the Escrow Agent at least five (5) days prior written notice of the manner in which such Shareholder intends to exercise any such right or power. The Escrow Agent shall determine the Escrowed Shares in each Escrow Account allocable to each Shareholder for purposes of determining the Shareholders entitled to exercise the voting and consequential rights and powers associated with such Escrowed Shares, which determination shall be conclusive.

          b. The Shareholders shall be entitled to receive and retain any and all non-liquidating cash dividends paid in respect of the Escrowed Shares and all interest or dividends paid in respect of the Escrowed Cash Funds. All other distributions shall be retained by the Escrow Agent and shall only be released at the time the Escrowed Shares and the Escrowed Cash Funds to which such distributions relate are released from escrow, and shall be paid to the party receiving such Escrowed Shares or Escrowed Cash Funds. The Escrow Agent shall determine each of the Shareholders' shares of any such non-liquidating cash dividends, interest or dividends, which determination shall be conclusive.

          c. The Escrow Agent shall execute and deliver to the Shareholders, or cause to be executed and delivered to the Shareholders, all such proxies, powers of attorneys, and other instruments for the purpose of enabling the Shareholders to exercise the voting and consequential rights and powers which the Shareholders are entitled to exercise pursuant to Section 5.a., and to receive the non-liquidating dividends and other distributions to which the Shareholder is entitled pursuant to Section 5.b. hereof.

     6. Release or Waiver of Claims. The acceptance by PJ or Newco of any Escrowed Shares or Escrowed Cash Funds (or proceeds therefrom, as applicable) from the Escrow Agent in accordance with the terms of this Agreement shall constitute a full release of PJ or Newco's rights with respect to such Claims if and to the extent such Claims relate to a General Indemnified Liability or an Associated Liabilities and, with respect to any Additional Indemnified Liabilities (including, without limitation, a Section 1 Indemnity), shall constitute a release of PJ or Newco's rights with respect to such Claim only to the extent of the sum of the Valuation Price of any Escrowed Shares so received by PJ or Newco plus the cash proceeds so received by PJ or Newco. Nothing herein contained, nor any act or failure to act by PJ or Newco, shall operate or be construed as a waiver of any rights of PJ or Newco under the Indemnification Agreement or Merger Agreement or any other agreement executed in connection therewith, nor shall anything herein contained prohibit PJ or Newco from pursuing any specific equitable remedies which it may have reserved to itself under the Indemnification Agreement.

     7. Change in Corporate Stvucture. If there shall occur during the term of this Agreement any reorganization, stock dividend, stock split or other change in corporate struc-ture or capitalization affecting the PJ Stock, an appropriate adjustment shall be made to the number of Escrowed Shares to be released and in the computation of the Valuation Price.

     8.   Liability of Escrow Agent.

          8.1 Duties of the Escrow Agent. The Escrow Agent is not a party to, and shall not be bound by, any contract between PJ, Newco, or the Shareholders. The Escrow Agent shall act as a depository only and shall not be required to take notice of any default, pledge or warranty under any contract between PJ, Newco and the Shareholders. The duties and obligations of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement. The Escrow Agent shall be liable only for its own negligence and misconduct and not the negligence or misconduct of any other person.

          8.2 Reliance by the Escrow Agent. The Escrow Agent is not responsible in any manner whatever for the sufficiency, correctness, genuineness or validity of any instrument, nor for the identity, authority or right of any person executing it. The Escrow Agent may act in reliance upon any writing, instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such writing or instrument, and may assume that any person purporting to give any writing, notice or instrument in connection with the provisions hereof has been duly authorized to do so.

          8.3 Consultation with Counsel. The Escrow Agent may consult legal counsel in the event of a dispute as to its duties hereunder, and shall incur no liability, and shall be fully protected, in acting in accordance with the opinion of counsel.

          8.4 PJ Indemnity. PJ hereby agrees to indemnify the Escrow Agent for, and hold the Escrow Agent harmless from, all costs, damages, attorneys' fees, liabilities and expenses which the Escrow Agent incurs by virtue of acting as escrow agent hereunder, except such liability and expense as may result from the gross negligence, bad faith or willful misconduct or neglect.

          8.5 Compensation of Escrow Agent. PJ shall bear the Escrow Agent's fee for the performance of services by the Escrow Agent hereunder for each year or portion thereof that any of the Escrowed Shares remain in escrow, and shall be responsible for reimbursing the Escrow Agent for the reasonable costs and expenses incurred by it in connection with the performance of such services. In no event shall the Shareholders be required to pay any fees to the Escrow Agent.

          8.6 Notices. All notices and other communications required or permitted hereunder shall be sufficiently given if in writing and personally delivered against a written receipt, if delivered to a reputable express messenger service (such as Federal Express, UPS or DHL Courier) for overnight delivery, when sent by confirmed telephone facsimile (fax) or sent by registered, express or certified U.S. mail, with postage prepaid, addressed as follows:

          If to PJ or Newco:      PJ America, Inc.
                                  9109 Parkway East
                                  Birmingham, Alabama 35206
                                  Attn:  Douglas S. Stephens, President

          With Copy to:           Greenebaum Doll & McDonald PLLC
                                  3300 National City Tower
                                  Louisville, Kentucky 40202
                                  Attn:  Ivan M. Diamond

          If to EC, TC or
          Textra Shareholders:    Michael M. Fleishman
                                  3300 National City Tower
                                  Louisville, Kentucky 40202

          If to PJV or PJVA
          Shareholders:           Martin T. Hart
                                  875 Race Street
                                  Denver, Colorado 80206

If to the Escrow Agent:           _______________________
                                  _______________________
                                  _______________________

or to such other address or addresses as any of the parties to this Agreement shall furnish to the others in writing. Notices shall be deemed given when personally delivered, when delivered to an express messenger service, when transmitted by confirmed fax or when deposited in the U.S. mail in accordance with the foregoing provisions. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from the date of personal delivery, the date of delivery by a reputable messenger service, the date of confirmation of a fax, or the date on the return receipt, as applicable.

          8.7 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof. No variations hereof shall be binding upon any party unless set forth in a writing executed by all of the parties hereto.

          8.8 Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective executors, administrators, heirs, successors and assigns.

          8.9 Nonassignable. Except for the pledge by the Shareholder of the Escrowed Shares and Shareholder's rights under this Agreement provided for in
Section 13 hereof, the Shareholder may not sell, assign, transfer, pledge or otherwise dispose of the Escrowed Shares or his rights under this Agreement.

          8.10 Counterparts. This Agreement may be executed in several counterparts, all of which shall be deemed to be one and the same instrument.

          8.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and year first above written.



                            PJ AMERICA, INC.



                            By:
                               -------------------------------------

                            Title:
                                  ----------------------------------

                                                ("PJ")



                            ------------------------------



                            By:
                               -------------------------------------

                            Title:
                                  ----------------------------------

                                                ("Newco")


                             ---------------------------------------
                             MICHAEL M. FLEISHMAN, individually,
                             as a former Shareholder of EC, TC and Textra

                            --------------------------------------------------
                            BRENDA A. FLEISHMAN, individually,
                            as a former Shareholder of EC



                            --------------------------------------------------
                            BRENDA A. FLEISHMAN, as Custodian
                            of Zachary T. Fleishman, under the Kentucky
                            Uniform Gift to Minors Act, as a former
                            Shareholder of EC



                            --------------------------------------------------
                            JILL FLEISHMAN, individually
                            a Shareholder of EC



                            --------------------------------------------------
                            JASON FLEISHMAN, individually
                            a Shareholder of EC



                            --------------------------------------------------
                            PATTY J. O'BRIEN, individually
                            a Shareholder of EC



                            --------------------------------------------------
                            FRANK M. KEENER, individually,
                            as a former Shareholder of EC, TC and Textra



                            --------------------------------------------------
                            STEPHEN P. LANGFORD, individually,
                            as a former Shareholder of EC, TC and Textra

                            --------------------------------------------------
                            RICHARD F. SHERMAN, individually,
                            as a former Shareholder of EC, TC and Textra, PJV and PJVA




                            --------------------------------------------------
                            DOUGLAS S. STEPHENS, individually,
                            as a former Shareholder of EC, TC and Textra




                            --------------------------------------------------
                            ADRIAN OWENS, individually,
                            as a former Shareholder of TC




                            --------------------------------------------------
                            ROBERT W. CURTIS, JR., individually,
                            as a former Shareholder of TC




                            --------------------------------------------------
                            PAMELA M. BAKER, individually,
                            as a former Shareholder of PJV AND PJVA



                             --------------------------------------------------
                             MICHAEL J. GRISANTI, individually,
                             as a former Shareholder of PJV and PJVA




                            --------------------------------------------------
                            KARA HART, individually,
                            as a former Shareholder of PJV and PJVA

                            --------------------------------------------------
                            MARCINE HART, individually,
                            as a former Shareholder of PJV and PJVA




                            --------------------------------------------------
                            MARTIN T. HART, individually,
                            as a former Shareholder of PJV and PJVA




                            --------------------------------------------------
                            JACK A. LAUGHERY, individually,
                            as a former Shareholder of PJV and PJVA




                             --------------------------------------------------
                             MARTHA C. LAUGHERY, individually,
                             as a former Shareholder of PJV and PJVA




                            --------------------------------------------------
                            LISA I. O'CONNELL, individually,
                            as a former Shareholder of PJV and PJVA




                            --------------------------------------------------
                            JAMES REIKEL, individually,
                            as a former Shareholder of PJV and PJVA




                            --------------------------------------------------
                            CYNTHIA A. SAUNDERS, individually,
                            as a former Shareholder of PJV and PJVA

                            --------------------------------------------------
                            STEPHEN M. SAUNDERS, individually,
                            a former Shareholder of PJV and PJVA




                            --------------------------------------------------
                            MERIDA L. SHERMAN, individually,
                            a former Shareholder of PJV and PJVA




                            --------------------------------------------------
                            NICHOLAS H. SHERMAN, individually,
                            a former Shareholder of PJV and PJVA

                                   EXHIBIT A
                                   ---------

EC ESCROW ACCOUNT:
                                            EC ESCROWED  EC ESCROWED
                                            -----------  -----------
               SHAREHOLDER                     SHARES     CASH FUND
               -----------                     ------     ---------

Richard F. Sherman                               21,788   $ 7,264.29
Frank O. Keener                                  43,576    14,528.57
Michael M. Fleishman                             25,525     8,510.23
Brenda A. Fleishman                               2,000       666.67
Jill M. Fleishman                                   200        66.67
Brenda A. Fleishman, Custodian U/GMA for            300       100.00
Zachary T. Fleishman
Jason T. Fleishman                                  200        66.67
Patty J. O'Brien                                    100        33.33
Stephen P. Langford                              21,788     7,264.29
Douglas S. Stephens                              21,788     7,264.29

TC ESCROW ACCOUNT:
                                            TC ESCROWED  TC ESCROWED
                                            -----------  -----------
               SHAREHOLDER                     SHARES     CASH FUND
               -----------                     ------     ---------

Richard F. Sherman                                1,226   $   408.57
Frank O. Keener                                   2,452       817.13
Michael M. Fleishman                              1,586       528.54
Stephen P. Langford                               1,226       408.57
Douglas S. Stephens                               1,226       408.57
Adrian Owens                                        429       142.87
Robert W. Curtis, Jr.                               429       142.87


TEXTRA ESCROW ACCOUNT:

                          TEXTRA ESCROWED  TEXTRA ESCROWED
                          ---------------  ---------------
      SHAREHOLDER             SHARES          CASH FUND
      -----------             ------          ---------

Richard F. Sherman                  6,232        $2,077.48
Frank O. Keener                     6,232         2,077.48
Michael M. Fleishman                6,232         2,077.48
Stephen P. Langford                 6,232         2,077.48
Douglas S. Stephens                 6,232         2,077.48

PJV ESCROW ACCOUNT:

                              JV ESCROWED     PJV ESCROWED
                             ------------     ------------
      SHAREHOLDER               SHARES          CASH FUND
      -----------               ------          ---------


Richard F. Sherman                 12,586        $4,195.20
Merida L. Sherman                   1,809           602.94
Nicholas H. Sherman                 1,809           602.94
Jack A. Laughery                   14,998         4,999.37
Martha C. Laughery                  1,206           401.97
Martin T. Hart                      3,392         1,130.52
Cynthia A. Saunders                 1,809           602.94
Pamela M. Baker                     1,809           602.94
Marcine Hart                        1,809           602.94
Lisa I. O'Connell                   1,809           602.94
Kara Hart                           1,809           602.94
Michael J. Grisanti                12,436         4,145.22
James Reikel                        3,015         1,004.90
Stephen M. Saunders                 1,206           401.97


PJVA ESCROW ACCOUNT:

                        PJVA ESCROWED  PJVA ESCROWED
                        -------------  -------------
     SHAREHOLDER           SHARES        CASH FUND
     -----------           ------        ---------

Richard F. Sherman             12,586      $4,195.20

Merida L. Sherman               1,809         602.93

Nicholas H. Sherman             1,809         602.93

Jack A. Laughery               14,998       4,999.36

Martha C. Laughery              1,206         401.96

Martin T. Hart                  3,392       1,130.51

Cynthia A. Saunders             1,809         602.93

Pamela M. Baker                 1,809         602.93

Mariane Hart                    1,809         602.93

Lisa I. O'Connell               1,809         602.93

Kara Hart                       1,809         602.93

Michael J. Grisanti            12,436       4,145.21

James Reikel                    3,015       1,004.90

Stephen M. Saunders             1,206         401.96
